UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, € 0.04 Par Value	LYB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer & Director Appointment

On December 13, 2021, LyondellBasell Industries N.V. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Peter E.V. Vanacker as Chief Executive Officer, effective no later than June 2022, on such date as may be agreed with the Board following Mr. Vanacker’s completion of his obligations under his existing employment agreement. The Board has also appointed Mr. Vanacker to serve on the Board of Directors to fill the vacancy created by Mr. Bob Patel’s retirement, effective at the time he assumes the role of Chief Executive Officer. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Vanacker, age 55, currently serves as the President, CEO and Chair of the Executive Committee of Neste Corporation, which he joined in 2018. Prior to his role at Neste, he served as CEO and Managing Director, CABB Group GmbH (2015–2018) and as CEO and Managing Director of Treofan Group (2012–2015). He also served as Executive Vice President and Member of the Executive Board of Bayer Material Science (now, Covestro AG) (2004–2012) with responsibility for the global polyurethanes business and as Chief Marketing and Innovation Officer. He is currently the Chair of the Advisory Board for the European Institute for Industrial Leadership and a member of the Supervisory Board of Symrise AG. He holds a Master of Science in Chemical Engineering and Polymers Engineering from the University IHR-CTL Gent, Belgium.

There are no arrangements or understandings between Mr. Vanacker and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Vanacker and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Vanacker’s appointment as Chief Executive Officer, the Company and Mr. Vanacker have entered into an offer letter (the “Offer Letter”) setting forth the material terms of Mr. Vanacker’s employment with the Company, which are summarized below.

•	Base Salary and Incentive Compensation. Mr. Vanacker will receive a base salary of $1,400,000 and will be eligible to participate in all of the Company’s compensation and benefit plans and programs for senior executives, including the Company’s incentive plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”) and Long Term Incentive Plan (“LTI”). Mr. Vanacker will have a target bonus of 150% of his base salary under the STI and a target award of $10,000,000 under the LTI, allocated among performance share units (50%), restricted share units (25%) and stock options (25%).

•	One-Time New Hire Awards. In consideration of certain amounts forfeited at his current employer, Mr. Vanacker will receive new-hire, one-time awards as follows: (i) a cash award in the amount of $1,900,000, which is subject to certain repayment provisions, and (ii) a restricted share unit award with a value of $2,300,000, which will vest in equal installments on the first two anniversaries of the date of grant.

•	Indemnification. In connection with his appointment, the Company will also enter into an Indemnification Agreement with Mr. Vanacker which sets forth the terms of the Company’ contractual obligation to provide indemnification, advance expenses, provide insurance, and related provisions.

The description above is a summary of the material terms of the Offer Letter and Form of Officer and Director Indemnification Agreement and is qualified in its entirety by reference to such documents attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Amendment to the Executive Severance Plan

In connection with the appointment of Mr. Vanacker, the Company will enter into an amendment and restatement of the Company’s Executive Severance Plan (the “Severance Plan”), effective as of December 13, 2021, which will extend eligibility under the Severance Plan to the chief executive officer of the Company.

Under the terms of the Severance Plan, if a participant’s employment is terminated (a) by a participant for “good reason” or (b) by the employer for reasons other than (i) “cause” or (ii) the participant’s death or “disability” (as such terms are defined in the Severance Plan, each a “Termination”), then, subject to the participant’s delivery of a release and waiver in favor of the Company, the participant will be entitled to the following benefits and rights:

•	Payment of a lump sum amount equal to the sum of (A) the participant’s base salary, (B) the participant’s target annual bonus amount for the preceding year or, if the participant did not have a target annual bonus opportunity in the preceding year, the year of the participant’s termination, and (C) an amount equal to the cost of 18 months of COBRA premiums for the participant and his or her eligible dependents; and

•	The continued provision for 18 months following the date of termination of subsidized coverage under the Company’s life insurance plan and the provision, for a maximum of two years from the date of termination, of outplacement assistance, not to exceed $20,000 (collectively, the “Other Benefits”).

CEO Executive Severance Plan Participation Agreement

Upon joining the Company, Mr. Vanacker will execute an Executive Severance Plan Participation Agreement with Lyondell Chemical Company (the “CEO Participation Agreement”), which provides the following benefits in the event of a Termination:

•	Payment of a lump sum amount equal to 1.5 times the sum of the Mr. Vanacker’s base salary and target annual bonus amount for the preceding year or, if he did not have a target annual bonus opportunity in the preceding year, the year of his termination;

•	In the event a change of control (as defined in the Severance Plan) and Termination during a change of control period (as defined in the Severance Plan), a one-time payment equal to 2.5 times the sum of Mr. Vanacker’s base salary plus target annual bonus;

•	Payment of an amount equal to the cost of 18 months of COBRA premiums for Mr. Vanacker and his eligible dependents; and

•	The Other Benefits (defined above).

The description above is a summary of the material terms of the Severance Plan and CEO Participation Agreement and is qualified in its entirety by reference to such documents attached as Exhibits 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Interim Chief Executive Officer

Until Mr. Vanacker’s start date, Mr. Kenneth Lane has been appointed to serve as interim Chief Executive Officer. Mr. Lane will also continue to serve as the Executive Vice President, Global Olefins & Polyolefins during the interim period. In connection his appointment, Mr. Lane’s base salary will be increased to $1,200,000 and his STI target bonus will be increased to 150%, in each case for the time period that he serves as interim CEO.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1*	Offer Letter dated December 8, 2021 between Mr. Vanacker and LyondellBasell Industries N.V.

10.2	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed with the SEC on February 21, 2019)

10.3*	LyondellBasell Executive Severance Plan, Amended & Restated, effective as of December 13, 2021 and Form of Participation Agreement

10.4*	Form of Executive Severance Plan Participation Agreement between Lyondell Chemical Company and Mr. Vanacker

99.1*	Press Release dated December 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

___________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: December 13, 2021	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
And Chief Legal Officer